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                          Exhibit 21.1

                  Subsidiaries of the Registrant

                                                            State of
   Company                                                Organization
   -------                                                ------------
Enterbank Holdings, Inc.                                   Delaware

   Enterprise Bank                                         Missouri

      Charford, Inc.                                       Missouri

      Enterprise Premium Finance Corp.                     Missouri

   Enterprise Merchant Banc, Inc.                          Missouri

      Enterprise Capital Management, Inc.                  Missouri